EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM AND NATURAL GAS CONSULTANTS

As independent petroleum and natural gas consultants, we hereby consent to the incorporation from EQT Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 of our report and our name by reference into this Registration Statement on Form S-8 filed under the Securities Act of 1933, as amended, pertaining to the EQT Corporation 2019 Long-Term Incentive Plan.  We have no interest of a substantial or material nature in EQT Corporation or in any affiliate.  We have not been employed on a contingent basis, and we are not connected with EQT Corporation, or any affiliate, as a promoter, underwriter, voting trustee, director, officer, employee or affiliate.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
July 15, 2019

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258